[Willkie Farr & Gallagher LLP Letterhead]

January 26, 2004

Teva Pharmaceutical Industries Limited

5 Basel Street

P.O. Box 3190

Petach Tikva 49131

Israel

Teva Pharmaceutical Finance II, LLC

c/o Teva Pharmaceuticals USA, Inc.

1090 Horsham Road

North Wales, Pennsylvania 19454

Ladies and Gentlemen:

We have acted as U.S. counsel to Teva Pharmaceutical Industries Limited, an Israeli corporation (the “Guarantor”), and Teva Pharmaceutical Finance II, LLC, a limited liability company organized under the laws of Delaware and an indirect, wholly owned subsidiary of the Guarantor (the “Company”), in connection with (1) the issuance and sale by the Company of an aggregate of $400,000,000 in aggregate principal amount of its 0.50% Series A Convertible Senior Debentures due 2024 (the “Series A Firm Debentures”) and $600,000,000 in aggregate principal amount of its 0.25% Series B Convertible Senior Debentures due 2024 (the “Series B Firm Debentures” and together with the Series A Firm Debentures, the “Firm Debentures”), (2) the potential issuance and sale by the Company pursuant to an over-allotment option granted to the underwriters of the Firm Debentures of up to an additional $60,000,000 in aggregate principal amount of 0.50% Series A Convertible Senior Debentures due 2024 (the “Series A Optional Debentures”) and up to an additional $90,000,000 in aggregate principal amount of 0.25% Series B Convertible Senior Debentures due 2024 (the “Series B Optional Debentures” and together with the Series A Optional Debentures, the “Optional Debentures”, and the “Firm Debentures” and “Optional Debentures” collectively referred to as the “Debentures”), (2) the Guarantor’s unconditional guarantee of the Debentures (the “Guarantee”) and (3) the issuance and sale of such indeterminable number (initially, 15,854,061 including shares issuable upon conversion of the Optional Debentures) of the Guarantor’s American Depository Receipts (the “ADRs”), evidencing American Depository Shares (the “ADSs”) representing ordinary shares, NIS 0.1 par value (the “Ordinary Shares”), as may be required for issuance upon conversion of the Debentures. The Debentures are to be issued pursuant to a Senior Indenture, to be dated January 27, 2004, as supplemented by a First Supplemental Senior Indenture, to be

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January 26, 2004

dated January 27, 2004 (the “Indenture”), by and among the Company, the Guarantor and The Bank of New York, as trustee (the “Trustee”). As used herein, “Conversion Securities” means the ADSs, the ADRs and the Ordinary Shares.

In connection therewith, we have examined (a) the Registration Statement on Form F-3 (File No. 333-111144) filed by the Guarantor, the Company and other related issuers with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), on December 12, 2003 and declared effective on January 16, 2004 (the “Registration Statement”), (b) the prospectus of the Guarantor, the Company and other related issuers dated January 16, 2004, as supplemented by a prospectus supplement, dated January 22, 2004 relating to the Debentures, as filed in final form with the Commission on January 23, 2004, pursuant to Rule 424(b) under the Securities Act (the “Prospectus”), (c) the form of the Indenture, (d) the Deposit Agreement, dated as of February 12, 1997 (the “Deposit Agreement”), among the Guarantor, The Bank of New York, as depositary (the “Depositary”), and the holders from time to time of the Guarantor’s ADSs, (e) the certificate of formation and operating agreement of the Company and certified resolutions of the board of managers of the Company, as well as such other material, as we have deemed necessary as a basis for the opinions expressed herein. Insofar as the opinions expressed herein involve factual matters, we have relied (without independent factual investigation), to the extent we deemed proper or necessary, upon certificates of, and other communications with, officers and employees of the Company and the Guarantor and upon certificates of public officials.

In making the examinations described above, we have assumed the genuineness of all signatures, the capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents.

Our opinions set forth herein are based upon our consideration of only those statutes, rules and regulations which, in our experience, are normally applicable to issuers of securities of the nature the Debentures and the Conversion Securities.

The opinions expressed herein are limited to matters governed by the federal laws of the United States of America, the laws of the State of New York and the Delaware Limited Liability Company Act, and we express no opinion with respect to the laws of any other country, state or jurisdiction.

Based upon and subject to the foregoing, we are of the opinion that:

(i) The Company has all necessary limited liability company right, power and authority to execute and deliver the Indenture and to perform its obligations thereunder and to issue the Debentures.

(ii) The Indenture has been duly authorized by the Company and (assuming due authorization by the Trustee and the Guarantor) when duly executed and delivered by

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Teva Pharmaceutical Finance II, LLC

January 26, 2004

the Company, the Trustee and the Guarantor will constitute a legally valid and binding agreement of the Company and the Guarantor enforceable against the Company and the Guarantor in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, subject to general principles of equity and to limitations on availability of equitable relief, including specific performance (regardless of whether such enforceability is considered in a proceeding in equity or at law) or by an implied covenant of good faith and fair dealing.

(iii) The Debentures have been duly authorized by the Company and (assuming the due authorization of the Guarantee thereof by the Guarantor and their authentication by the Trustee) when they have been duly executed, issued and delivered will constitute legally valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, subject to general principles of equity and to limitations on availability of equitable relief, including specific performance (regardless of whether such enforceability is considered in a proceeding in equity or at law) or by an implied covenant of good faith and fair dealing.

(iv) The Guarantee, assuming due authorization, execution and delivery by the Guarantor, will constitute the legally valid and binding obligation of the Guarantor, entitled to the benefit of the Indenture and enforceable against the Guarantor in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, subject to general principles of equity and to limitations on availability of equitable relief, including specific performance (regardless of whether such enforceability is considered in a proceeding in equity or at law) or by an implied covenant of good faith and fair dealing

(v) The Deposit Agreement, assuming due authorization, execution and delivery by the Depositary and the Guarantor, constitutes a legal, valid, binding and enforceable instrument of the Guarantor, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, subject to general principles of equity and to limitations on availability of equitable relief, including specific performance (regardless of whether such enforceability is considered in a proceeding in equity or at law) or by an implied covenant of good faith and fair dealing; and, upon issuance by the Depositary of the ADRs evidencing the ADSs, against the deposit of the Ordinary Shares in accordance with the provisions of the Deposit Agreement, the ADRs will be duly and validly issued and the persons in whose names such ADRs are registered will be entitled to the rights specified therein and in the Deposit Agreement.

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Teva Pharmaceutical Finance II, LLC

January 26, 2004

This opinion is being rendered solely in connection with the registration of the offering and sale of the Debentures or the Conversion Securities, pursuant to the registration requirements of the Securities Act. We hereby consent to the filing of this opinion as an exhibit to the Company’s Current Report on Form 6-K, filed on January 26, 2004, which is incorporated by reference into the Registration Statement and the Prospectus. By giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations issued or promulgated thereunder.

/s/    Willkie Farr & Gallagher LLP

Willkie Farr & Gallagher LLP